UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                       November 2, 2005 (October 27, 2005)


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054


          DELAWARE                                                88-0219860

(State or other jurisdiction of                                 (IRS Employer
 Incorporation or organization)                              Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700



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ITEM 8.01.   Other Events.

     On October 27, 2005, Synagro Technologies, Inc. (the "Company") issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.10 per common share payable on November 30, 2005 to all of its shareholders of record as of November 14, 2005. The cash dividend is being declared pursuant to the Company's recently adopted dividend policy under which it currently expects to pay quarterly dividends at an annual rate of approximately $0.40 per common share. A copy of the press release is attached as
Exhibit 99.1 to this report and is incorporated herein by reference.

     Also, on October 27, 2005, the Company issued a press release announcing that it will release its third quarter 2005 results on Wednesday, November 2, 2005, after the Market closes. The Company has scheduled a conference call for 10 a.m. Central time on Thursday, November 3, 2005, to discuss the third quarter results. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.


ITEM 9.01.   Exhibits

(c)  Exhibits

       99.1 Press release dated October 27, 2005, issued by the Company announcing a cash dividend.
       99.2 Press release dated October 27, 2005, issued by the Company announcing the release of its third quarter 2005 results.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: November 2, 2005

                                         SYNAGRO TECHNOLOGIES, INC.

                                         By:         /s/ J. PAUL WITHROW
                                             -----------------------------------
                                              (Senior Executive Vice President &
                                                    Chief Financial Officer)

                                  EXHIBIT INDEX


       99.1 Press release dated October 27, 2005, issued by the Company announcing a cash dividend.
       99.2 Press release dated October 27, 2005, issued by the Company announcing the release of its third quarter 2005 results.